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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Quality Dining, Inc. on Form S-8 (File No. 33-84698 and File No. 333-38571) of our report dated December 15, 1999, on our audits of the consolidated financial statements of Quality Dining, Inc. as of October 31, 1999 and October 25, 1998, and for the fifty-three week period ended October 31, 1999, and fifty-two week periods ended October 25, 1998 and October 26, 1997, which report is included in the Annual Report on Form 10-K.




                                       PricewaterhouseCoopers LLP

Chicago, Illinois
January 25, 2000